UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2021

AmerisourceBergen Corporation
(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1 West First Avenue Conshohocken, PA	19428-1800
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	ABC	New York Stock Exchange	(NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01.      Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by AmerisourceBergen Corporation (the “Company” or “AmerisourceBergen”) with the Securities and Exchange Commission (“SEC”) on January 8, 2021 (the “Signing 8-K”), the Company entered into a strategic transaction on January 6, 2021 with Walgreens Boots Alliance, Inc. (“WBA”), the principal components of which are the acquisition (the “Transaction”) by the Company of a majority of WBA’s Alliance Healthcare businesses (the “Business” or “Alliance Healthcare”); a three-year extension through 2029 of the existing distribution agreement between WBA and the Company; a three-year extension through 2029 of the arrangement pursuant to which the Company has access to generic drugs and related pharmaceutical products through Walgreens Boots Alliance Development GmbH; and a distribution agreement pursuant to which the Company will supply branded and generic pharmaceutical products to WBA’s Boots UK Ltd. The Company also entered into an agreement with WBA to explore a series of strategic initiatives designed to create incremental growth and efficiencies in sourcing, logistics and distribution.

On June 1, 2021, the Company completed the Transaction and entered into the related strategic agreements pursuant to the Share Purchase Agreement (the “Share Purchase Agreement”), dated January 6, 2021, with WBA. The Company paid a purchase price of approximately $6.5 billion, composed of $6.275 billion in cash, subject to customary purchase price adjustments, and 2 million shares of Company common stock. WBA’s operations in China, Italy and Germany are not part of the Transaction.

On June 1, 2021, in connection with the Transaction, the Company and WBA entered into an Amended and Restated Shareholders Agreement (the “A&R Shareholders Agreement”), which amends and restates in its entirety the existing Shareholders Agreement of the Company, dated March 18, 2013 (the “Existing Shareholders Agreement”). The A&R Shareholders Agreement, among other things, increases by 1% the percentage of outstanding ABC Common Stock which WBA and its affiliates are permitted to hold.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which was filed as Exhibit 2.1 to the Signing 8-K and is incorporated herein by reference. The foregoing description of the changes between the Existing Shareholders Agreement and the A&R Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Shareholders Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01.      Completion of Acquisition or Disposition of Assets.

Item 1.01 above is incorporated herein by reference.

Item 7.01.      Regulation FD Disclosure.

On June 2, 2021, the Company issued a news release announcing the completion of the Transaction and discussing information regarding its fiscal year 2021 guidance, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.      Financial Statements and Exhibits.

(a)     Financial Statements of the Business

The  financial statements of the Business required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after June 7, 2021, the date by which this Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8‑K no later than 71 calendar days after June 7, 2021, the date by which this Current Report on Form 8-K is required to be filed.

(d)    Exhibits

The following exhibits are filed as part of this report:

10.1	Amended and Restated AmerisourceBergen Shareholders Agreement, dated as of June 1, 2021, between AmerisourceBergen Corporation and Walgreens Boots Alliance, Inc.
99.1	News Release, dated June 2, 2021, of AmerisourceBergen Corporation
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: June 2, 2021	By:	/s/ James F. Cleary
	Name:	James F. Cleary
	Title:	Executive Vice President and Chief Financial Officer